UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2023
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BigBear.ai Holdings, Inc.
(Exact name of Registrant as Specified in Charter)
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Delaware	001-40031	85-4164597
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

6811 Benjamin Franklin Drive, Suite 200
Columbia, MD 21046
(Address of principal executive offices, including Zip Code)
(410) 312-0885
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
	Trading	Name of each exchange
Title of each class	Symbols	on which registered
Common stock, $0.0001 par value	BBAI	New York Stock Exchange
Redeemable warrants, each full warrant exercisable for one share of common stock at an exercise price of $11.50 per share	BBAI.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition.

On May 9, 2023, BigBear.ai Holdings, Inc. (the “Company”) announced its financial results of operations for the three months ended March 31, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
The information included in Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K and the exhibits attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On May 9, 2023, BigBear.ai Holdings, Inc. (the “Company”) announced Norm Laudermilch as the new Chief Operating Officer of the Company, effective May 8, 2023.

Mr. Laudermilch, age 56, joins BigBear.ai with more than 30 years of technical and executive-level experience, and has served in a number of roles including Chief Operating Officer, Chief Technology Officer, and Chief Information Security Officer. Prior to joining BigBear.ai, Mr. Laudermilch was most recently with LookingGlass Cyber Solutions as the Chief Technology Officer and Chief Cyber Officer and has experience in both startup and Fortune 50 environments, across federal and commercial markets. Laudermilch holds the distinction of being a co-founder of the Internet Service Provider Security Working Group (ISPSEC) and has served on the board of directors for industry group AMTSO, the Anti-Malware Testing Standards Organization. He also served as global director of information security at UUNET, the world's first internet service provider. He has held the highest level of national security clearances and has acted as an advisor to the FBI Cyber Crime Division, assisting with several computer crime investigations. He has also made industry contributions in a variety of areas including data science (AI/ML), information security, data center design and operations, and cloud computing. He’s been published in over 100 newspapers and magazines, appeared on over a dozen television news programs, and has been interviewed on local and national radio.

There are no arrangements or understandings between Mr. Laudermilch and any other person pursuant to which Mr. Laudermilch was appointed as Chief Operating Officer. There are no family relationships among any of the Company’s directors or executive officers and Mr. Laudermilch.

In connection with his appointment as Chief Operating Officer, the Company entered into an offer letter with Mr. Laudermilch providing for the following compensation: (i) an annualized base salary of $425,000; (ii) eligibility to participate in the Company’s short-term incentive program with an annual bonus target of 50% of Mr. Laudermilch’s annual base compensation based upon mutually developed performance objectives; (iii) an up-front time-based long-term incentive award with a grant date value of $1,500,000, delivered 50% in the form of restricted stock units and 50% in the form of stock options, 25% of which will vest on the first anniversary of the grant date and the remaining 75% of which will vest in equal quarterly installments on the last day of each of the calendar quarters immediately following the first anniversary of the grant date; (iv) a performance stock unit award with a grant date value of $500,000, which will be eligible to be earned on December 31, 2023 based on the achievement of specified performance metrics; (v) beginning in 2024 and subject to Compensation Committee approval, a recurring annual equity award with a grant date value of approximately 50% of base salary; and (vi) eligibility to participate in the Company’s Executive Severance Plan. In connection with Mr. Laudermilch’s appointment, the Company will also enter into its standard form of indemnification agreement with Mr. Laudermilch, a copy of which is attached as Exhibit 10.2 and incorporated by reference herein.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the complete text of the Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
99.1	Press release dated May 9, 2023
10.1	Offer Letter, dated May 4, 2023, between BigBear.ai Holdings, Inc. and Norm Laudermilch
10.2	Form of Standard Indemnification Agreement (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed by BigBear.ai Holdings, Inc. on December 13, 2021)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 9, 2023

By:	/s/ Sean Ricker
Name:	Sean Ricker
Title:	Chief Accounting Officer